Exhibit 99.1

FOR IMMEDIATE RELEASE

February 25, 2015

Contact:

Daryl G. Byrd, President and CEO (337) 521-4003

John R. Davis, Senior Executive Vice President (337) 521-4005

IBERIABANK Corporation Announces Acquisition Approvals

LAFAYETTE, LOUISIANA — IBERIABANK Corporation (NASDAQ: IBKC), holding company of the 127-year-old IBERIABANK (www.iberiabank.com), reported the receipt of regulatory approvals for its three previously announced pending acquisitions and shareholder approvals for two of these transactions, along with an update regarding expected closing dates. At December 31, 2014, the three pending acquisitions had total assets of $3.0 billion, gross loans of $2.1 billion, and total deposits of $2.5 billion.

Daryl G. Byrd, President and Chief Executive Officer, commented, “We are delighted to gain the approvals of our bank regulators and the strong support of the shareholders of our pending merger partners. Those milestones are a testament to the high quality nature of organizations with which we are partnering and our strong cultural fit. We remain on-track to close two of the merger transactions in the next 35 days and close the third combination in the second quarter of 2015, as expected. The scheduled branch and operating system conversions associated with the mergers remain on-track as well.”

Florida Bank Group, Inc. (“Florida Bank Group”). On October 3, 2014, the Company announced the signing of a definitive agreement to acquire by merger Florida Bank Group, based in Tampa, Florida. On January 13, 2015, the shareholders of Florida Bank Group overwhelmingly approved the acquisition. On February 13, 2015, the Company received approval from the Board of Governors of the Federal Reserve System to acquire Florida Bank Group by merger and on February 18, 2015, received approval from the Louisiana Office of Financial Institutions. Upon expiration of the required waiting period, the Company will close the Florida Bank Group acquisition effective on February 28, 2015. Branch and operating system conversions are scheduled to be completed before March 31, 2015. Susan Martinez, President and Chief Executive Officer of Florida Bank Group will become the Company’s Florida Regional President effective February 28, 2015.

Old Florida Bancshares, Inc. (“Old Florida”). On October 27, 2014, the Company announced the signing of a definitive agreement to acquire by merger Old Florida, based in Orlando, Florida. On February 20, 2015, the shareholders of Old Florida overwhelmingly approved the acquisition. On February 20, 2015, the Company received approval from the Louisiana Office of Financial Institutions to acquire Old Florida by merger and on February 25, 2015, received approval from the Board of Governors of the Federal Reserve System. Upon expiration of the required waiting period, the Company will close the Old Florida acquisition effective on March 31, 2015. Branch and operating system conversions are scheduled to be completed during April and May of 2015. John O. Burden, Sr., President and Chief Executive Officer of Old Florida will become Market President for Central Florida effective April 1, 2015.

Georgia Commerce Bancshares, Inc. (“Georgia Commerce”). On December 8, 2014, the Company announced the signing of a definitive agreement to acquire by merger Georgia Commerce, based in Atlanta, Georgia. On February 20, 2015, the Company received approval from the Louisiana Office of Financial Institutions to acquire Georgia Commerce by merger and on February 25, 2015, received approval from the Board of Governors of the Federal Reserve System. The Company anticipates closing the transaction in the second quarter of 2015, subject to customary closing conditions, including the receipt of shareholder approval. The Company filed a registration statement with the Securities and Exchange Commission (“SEC”) on February 13, 2015. Once the registration statement has been declared effective by the SEC, Georgia Commerce will call a special meeting of shareholders to vote on the proposed transaction. Assuming a timely receipt of shareholder approval and expiration of the required wait periods, the merger is expected to close, and the branch and operating system conversions are scheduled to be completed, in the second quarter of 2015. Mark W. Tipton, Chairman and Chief Executive Officer of Georgia Commerce will become Georgia Regional President, and Rodney L. Hall, President of Georgia Commerce, will become Market President for Atlanta effective upon completion of the merger transaction.

IBERIABANK Corporation

The Company is a financial holding company with 280 combined offices, including 188 bank branch offices and three loan production offices in Louisiana, Arkansas, Tennessee, Alabama, Texas, and Florida, 23 title insurance offices in Arkansas and Louisiana, and mortgage representatives in 57 locations in 10 states. The Company has eight locations with representatives of IBERIA Wealth Advisors in five states, and one IBERIA Capital Partners, L.L.C. office in New Orleans.

The Company’s common stock trades on the NASDAQ Global Select Market under the symbol “IBKC.” The Company’s market capitalization was approximately $2.1 billion, based on the NASDAQ Global Select Market closing stock price on February 25, 2015.

The following 12 investment firms currently provide equity research coverage on the Company:

•	Bank of America Merrill Lynch

•	FIG Partners, LLC

•	Hovde Group, LLC

•	Jefferies & Co., Inc.

•	Keefe, Bruyette & Woods, Inc.

•	Raymond James & Associates, Inc.

•	Robert W. Baird & Company

•	Sandler O’Neill + Partners, L.P.

•	Stephens, Inc.

•	Sterne, Agee & Leach

•	SunTrust Robinson-Humphrey

•	Wunderlich Securities

Caution About Forward-Looking Statements

This release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. In general, forward-looking statements usually use words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, including statements related to the expected timing of the closing of the proposed mergers, the expected returns and other benefits of the proposed mergers to shareholders, expected improvement in operating efficiency resulting from the proposed mergers with Georgia Commerce Bancshares, Inc., Old Florida Bancshares, Inc. and Florida Bank Group, Inc., estimated expense reductions resulting from the transactions and the timing of achievement of such reductions, the impact on and timing of the recovery of the impact on tangible book value, and the effect of the mergers on the Company’s capital ratios. Forward-looking statements represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements, and there can be no assurances that: the proposed mergers will close when expected, the expected returns and other benefits of the proposed mergers to shareholders will be achieved, the expected operating efficiencies will result, estimated expense reductions resulting from the transactions will occur as and when expected, the impact on tangible book value will be recovered or as expected or that the effect on the Company’s capital ratios will be as expected. Factors that could cause or contribute to such differences include, but are not limited to, the possibility that expected benefits may not materialize in the time frames expected or at all, or may be more costly to achieve; that the merger transactions may not be timely completed, if at all; that prior to completion of the merger transactions or thereafter, the parties’ respective businesses may not perform as expected due to transaction-related uncertainties or other factors; that the parties are unable to implement successful integration strategies; that the required regulatory, shareholder, or other closing conditions are not satisfied in a timely manner, or at all; reputational risks and the reaction of the parties’ customers to the merger transactions; diversion of management time to merger-related issues; and other factors and risk influences contained in the cautionary language included under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in the Company’s Form 10-K for the fiscal year ended December 31, 2013, and Form 10-Qs for the quarters ended March 31, 2014, June 30, 2014, and September 30, 2014, and other documents subsequently filed by the Company with the SEC. Consequently, no forward-looking statement can be guaranteed. Neither the Company, Georgia Commerce Bancshares, Inc., Old Florida Bancshares, Inc., nor Florida Bank Group, Inc. undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For any forward-looking statements made in this press release or any related documents, the Company, Georgia Commerce Bancshares, Inc., Old Florida Bancshares, Inc. and Florida Bank Group, Inc. claim protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

This communication is being made in respect of the proposed merger transactions involving the Company, Florida Bank Group, Inc., Georgia Commerce Bancshares, Inc. and Old Florida Bancshares, Inc. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed merger with Georgia Commerce Bancshares, Inc., the Company has filed with the SEC a registration statement on Form S-4 that includes a proxy statement/prospectus for the shareholders of Georgia Commerce Bancshares, Inc. The Company also plans to file other documents with the SEC regarding the pending merger transactions with Georgia Commerce Bancshares, Inc., Florida Bank Group, Inc. and Old Florida Bancshares, Inc. Georgia Commerce Bancshares, Inc. will mail the final proxy statement/prospectus to its shareholders. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS ARE URGED TO READ THE RELEVANT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. The proxy statement/prospectus, as well as other filings containing information about the Company, Georgia Commerce Bancshares, Inc., Old Florida Bancshares, Inc. and Florida Bank Group, Inc., are and will be available without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus can also be obtained, when available, without charge, from the Company’s website (http://www.iberiabank.com), under the heading “Investor Information.”

The Company, Georgia Commerce Bancshares, Inc., and certain of their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of Georgia Commerce Bancshares, Inc. in respect of the proposed merger transaction. Information regarding the directors and executive officers of the Company is set forth in the definitive proxy statement for the Company’s 2014 annual meeting of shareholders, as filed with the SEC on April 7, 2014, and in Forms 3, 4 and 5 filed with the SEC by its officers and directors. Information regarding the directors and executive officers of Georgia Commerce Bancshares, Inc. who may be deemed participants in the solicitation of the shareholders of Georgia Commerce Bancshares, Inc. in connection with the proposed transaction is included in the proxy statement/prospectus for the Georgia Commerce Bancshares, Inc. special meeting of shareholders, which was filed by the Company with the SEC. Additional information regarding the interests of such participants will be included in other relevant documents regarding the proposed merger transactions filed with the SEC when they become available.

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